SECURITIES AND EXCHANGE COMMISSION
 WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
 TO SECTION 13 OR 15(d) OF THE
 SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 14, 2014

THE MOVIE STUDIO, INC..

(Exact name of registrant as specified in its charter)

Delaware	000-30800	65-0494581

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

530 North Federal Highway Ft. Lauderdale, Florida	33301

(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (954) 332-6600

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     [ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.01 Changes in Registrant's Certifying Accountant.

            (a) Previous Independent Registered Public Accounting Firm

 Effective March 6, 2014, the Public Company Accounting Oversight Board ("PCAOB") revoked the registration of Patrick Rodgers, CPA, PA. The reports of Patrick Rodgers, CPA, PA on the Company's financial statements as of and for the fiscal years ended October 31, 2012 and 2011, with the exception of a going concern uncertainty, did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principle.

            During the Company's fiscal years ended October 31, 2012 and 2011 and through March 6, 2014 there were no disagreements with Patrick Rodgers, CPA, PA on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Patrick Rodgers, CPA, PA, would have caused them to make reference to the subject matter of the disagreement in connection with their reports on the financial statements for such years. During the Company's fiscal years ended October 31, 2012 and 2011 and through March, 2014 there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

            The Company furnished a copy of the disclosures herein to Patrick Rodgers, CPA, PA and requested that Patrick Rodgers, CPA, PA furnish it with a letter addressed to the Securities and Exchange Commission stating whether or not it agrees with the above statements. A copy of such letter, dated March 14, 2014, is filed as Exhibit 16.1 to this Form 8-K.

            (b) New Independent Registered Public Accounting Firm

            On March 6, 2014, 2014, the Company's Board of Directors engaged Terry L. Johnson, CPA as its new independent registered public accounting firm to audit the Company's financial statements for the Company's fiscal year ending October 31, 2013.

Item 9.01 Financial Statements and Exhibits.

            (d)       Exhibits

            The following exhibits are filed with this Current Report on Form 8-K:

Exhibit No.	Description
16.1	Letter from Patrick Rodgers, CPA, PA to the Securities and Exchange Commission dated March 14, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOVIE STUDIO, INC..
By:	/s/ Gordon Scott Venters

Gordon Scott Venters
President
Date : March 14, 2014